CONSULTANT COMPENSATION AGREEMENT NO. 1

     THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 7th day of March, 2001, among Encibar, Inc., a Utah corporation ("Encibar"); and the following individuals who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "F" hereof: James P. Doolin, Leonard W. Burningham, Esq., Sarah Jenson, Lisa Howells, Victoria Jenson and Duane Jenson (collectively, the "Consultants and/or employees").

     WHEREAS,   the  Board  of  Directors  of  Encibar  has  adopted  a  written compensation agreement for compensation of six individual Consultants and/or employees who are natural persons; and

     WHEREAS, Encibar has engaged the Consultants and/or employees to provide services at the request of and subject to the satisfaction of its management; and

     WHEREAS, the Consultants and/or employees have provided services at the request and subject to the approval of the management of Encibar; and

     WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and/or employees and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages and exhibits thereto; and

     WHEREAS, Encibar and the Consultants and/or employees intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Encibar may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Encibar;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                    Section 1

                                Compensation Plan

     1.1 Employment. Encibar hereby employs the Consultants and/or employees hereby accept such employment, and have and will perform the services requested by management of Encibar to its satisfaction during the term hereof. The services performed by the Consultants and/or employees hereunder have been and will be personally rendered by the Consultants and/or employees, and no one acting for or on behalf of the Consultants and/or employees, except those persons normally employed by the consultants and/or employees in rendering services to others, such as secretaries, bookkeepers and the like.

     1.2 Independent Contractors. Regardless of the Consultants and/or employees' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants and/or employees hereunder have been rendered as independent contractors, and the Consultants and/or employees shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the
Consultants and/or employees shall indemnify and hold Encibar harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants and/or employees in computing the billable rate for the services the Consultants and/or employees have rendered and agreed to render to Encibar.

     1.3 Term. All services performed at the request of Encibar by the Consultants and/or employees shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of Encibar and any of the Consultants and/or employees.

     1.4 Payment. Encibar and the Consultants and/or employees agree that Encibar shall pay the invoices of the Consultants and/or employees for the services performed under this Plan by the issuance of shares of its common stock at a price of $0.01 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

     1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants and/or employees hereunder, each of the Consultants and/or employees shall provide Encibar with a written invoice detailing the services duly performed. Such invoice shall be paid by Encibar in accordance with Section 1.4 above, subject to (i) the satisfaction of the management of Encibar that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants and/or employees shall be deemed to be a subscription by the respective Consultants and/or employees to purchase shares of common stock of Encibar at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

     1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants and/or employees shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants and/or employees assume the risk of any decrease in the per share price or value of the shares of common stock of Encibar that may be issued by Encibar for services performed by the Consultants and/or employees hereunder, and the Consultants and/or employees agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants and/or employees hereunder.

     1.7 Limitation on Services. None of the services rendered by the Consultants and/or employees and paid for by the issuance of shares of common stock of Encibar shall be services related to any "capital raising" transaction.

     1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants and/or employees, and duly verified to the satisfaction of Encibar, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants and/or employees at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Encibar in writing prior to the issuance of such shares.

     1.9 Adjustments in the Number of Shares of Common Stock and Price Per Share. Encibar and the Consultants and/or employees agree that the per share price of shares of common stock that may be issued by Encibar to the Consultants and/or employees for services performed under this Plan has been arbitrarily set by Encibar; however, in the event Encibar shall undergo a merger, consolidation, reorganization, or recapitalization other, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Encibar prior to the issuance of shares to the Consultants and/or employees, that the per share price and the number of shares issuable to the Consultants and/or employees for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

     1.10 Effective Date. The Effective Date of the Plan for each of the Consultants and/or employees shall be the date set forth on the respective Counterpart Signature Pages.

     1.11 Conditions. The Plan is subject to the following conditions, to-wit:

     (b) The number of shares of common stock to be issued under the Plan shall in no event exceed 10% of the total issued and outstanding shares of common stock of the Company.

                                    Section 2

                    Representations and Warranties of Encibar

     Encibar represents and warrants to, and covenants with, the Consultants and/or employees as follows:

     2.1 Corporate Status. Encibar is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.


     2.2 Compensation Plan. The Board of Directors of Encibar has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Encibar may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Encibar.

     2.3 Registration Statement on Form S-8. Encibar shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Encibar; and Encibar will provide to the Consultants and/or employees prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

     2.4 Federal and State Securities Laws, Rules and Regulations. Encibar shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

     2.5 Limitation on Services. Encibar shall not request the Consultants and/or employees to perform any services in connection with any "capital raising" transaction under this Plan.

     2.6 Reports With the Commission. Encibar is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Encibar has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

     2.7 Corporate Authority and Due Authorization. Encibar has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Encibar hereunder have been duly authorized by all requisite corporate action on the part of Encibar, and this Plan constitutes a valid and binding obligation of Encibar and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Encibar.

                                    Section 3

       Representations and Warranties of the Consultants and/or employees

     Each of the Consultants and/or employees represents and warrants to, and covenants with, Encibar as follows:

     3.1 Employment. Each of the Consultants and/or employees hereby accepts employment by Encibar for the services performed pursuant to this Agreement. The services performed by the Consultants and/or employees hereunder have been personally rendered by the Consultants and/or employees, and no one acting for or on behalf of the Consultants and/or employees.

     3.2 Accredited Investors. Each of the Consultants and/or employees represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants and/or employees have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Encibar, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

     3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants and/or employees shall have provided the services outlined in the respective Counterpart Signature Pages to Encibar, and the Consultants and/or employees, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Encibar is a suitable investment for the Consultants and/or employees.

     3.4 Limitation on Services. None of the services rendered by the Consultants and/or employees and paid for by the issuance of shares of common stock of Encibar shall be services related to any "capital raising" transaction.

     3.5 Authority and Authorization. Each of the Consultants and/or employees has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants and/or employees hereunder constitutes a valid and binding obligation of the Consultants and/or employees and performance hereunder will not violate any other agreement to which any of the Consultants and/or employees is a party.

                                    Section 4
                                    Indemnity

     Encibar and the Consultants and/or employees agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Encibar to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                                    Section 5

                                   Termination

     Prior to the performance of services hereunder, this Plan may be terminated
(1) by mutual consent of Encibar and the respective Consultants and/or employees in writing; (2) by either the Directors of Encibar or the respective Consultants and/or employees if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Encibar to pay for any services actually rendered by the Consultants and/or employees hereunder shall survive any such termination.

                                    Section 6

                               General Provisions

     6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

     6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Encibar:

5525 South 900 East,  Suite 110 Salt Lake City, Utah 84117

If to Consultants and/or employees:

The addresses listed on the Counterpart Signature Pages


     6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     6.4 Headings. The section and subsection headings in this Plan are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Plan.

     6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

     6.6 Assignment. Neither Encibar nor the Consultants and/or employees can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

     6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.


                              Encibar, Inc.


                                By /S/ SARAH JENSON
                                ___________________________
                                Sarah Jenson, President and Director

March 7, 2001

James Doolin
Leonard W. Burningham, Esq.
Sarah Jenson
Lisa Howells
Victoria Jenson
Duane Jenson


Via Facsimile

Re: Issuance of compensatory shares of common stock of Encibar, Inc., a Utah corporation (the "Company"), to each of you, as consultants or employees, to be registered on Form S-8 of the Securities and Exchange Commission

Gentlemen:

     I represent the Company and have been engaged to prepare a Registration Statement on Form S-8 of the Securities and Exchange Commission for the registration of the securities to be issued to you under a written compensation agreement to be prepared by this office.

     I have prepared a brief Memorandum of the proposed amendments of the Securities and Exchange Commission to this Form, and have enclosed a copy thereof for your review.

     Please review this Memorandum and advise me in writing of the types of services you are to render, and please facsimile me a copy your typed comments (I cannot scan hand written notations for an EDGAR filing), indicating, if applicable, that these prohibitions do not relate to you or the services you are to render.

     With respect to services, I would like a detailed explanation of all "non-capital raising" services rendered, including dates, if applicable.

     You cannot be paid in securities on an S-8 Registration Statement to raise funds or promote the stock of the company.

          Thank you very much.

                              Yours very sincerely,

                             /S/LEONARD W. BURNINGHAM

                              Leonard W. Burningham


cc.       Encibar, Inc.

"EXHIBIT A"

                     CONSULTANT COMPENSATION AGREEMENT NO. 1

                           COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Encibar, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Consultant:

                         Leonard W. Burningham, Esq.
                         455 East Fifth South, Suite 205
                         Salt Lake City, Utah 84111


Date:   3/7/2001            /S/ LEONARD W. BURNINGHAM
         ------             ---------------------

                                                   Number of Shares and
                                                   Maximum Value
                                                   of Services
General Description of Services                     to be Performed

See Exhibit A-1 attached hereto and incorporated
herein by reference as will be set forth in invoices           50,000
to Formula as payment of the option price                       $500

"EXHIBIT A-1"
March 7, 2001

Leonard W. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Encibar, Inc., a Utah corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as a consultant to the Company:

         Legal Services, to include:

               Consultation with auditors. Communication with former officers and directors. Review of all Annual and Quarterly SEC filings, to include: 03/31/00 KSB, 9/30/99 QSB, 12/31/99 QSB, 6/30/00 QSB,
               9/30/00 QSB and the 12/31/00 QSB.

     I further acknowledge that I have received your letter dated March 7, 2001, and the Memorandum accompanying it, and that none of the services described above was rendered in connection with any "capital raising" transaction or the direct or indirect promotion or maintenance of a market for the Company's securities.


     Please let me know if I can be of further assistance.

     Respectfully,

   /S/LEONARD W. BURNINGHAM
   Leonard W. Burningham

"EXHIBIT B"
                     CONSULTANT COMPENSATION AGREEMENT NO. 1

                           COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Encibar, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                              Consultant:

                              James P. Doolin
                              5525 South 900 East, Suite 110
                              Salt Lake City, Utah 84117



Date:  3/7/2001                 /S/JAMES DOOLIN
        ------                  ---------------------

                                                   Number of Shares
                                                   Maximum Value
                                                   of Services
General Description of Services                    to be Performed


See Exhibit B-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            50,000
to Formula as payment of the option price                       $500

"EXHIBIT B-1"
March 7, 2001

Leonard W. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Encibar, Inc., a Utah corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as a consultant to the Company from September 1998 to present:

          Prepared all Annual and Quarterly SEC filings, to include: 03/31/00 KSB, 9/30/99 QSB, 12/31/99 QSB, 6/30/00 QSB, 9/30/00 QSB and the
          12/31/00 QSB.

          Maintained the corporations books and records.

          Communicated with auditor to assist in the preparation of audited financials.

         Maintained correspondence with the Company's Officers and Board of Directors.

     I further acknowledge that I have received your letter dated March 7, 2001, and the Memorandum accompanying it, and that none of the services described above was rendered in connection with any "capital raising" transaction or the direct or indirect promotion or maintenance of a market for the Company's securities.

     Please let me know if I can be of further assistance.

     Respectfully,

/S/JAMES DOOLIN
James P. Doolin

"EXHIBIT C"
                     CONSULTANT COMPENSATION AGREEMENT NO. 1

                           COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Encibar, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Executive Officer:

                         Sarah Jenson
                         450 Aspen Drive
                         Park City, Utah 84098


Date:   3/7/01              /S/SARAH JENSON
         ------             ---------------------

                                                   Number of Shares and
                                                   Maximum Value
                                                   of Services
General Description of Services                     to be Performed

See Exhibit C-1 attached hereto and incorporated
herein by reference as will be set forth in invoices           25,000
to Formula as payment of the option price                       $250

"EXHIBIT C-1"
March 7, 2001

Leonard W. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Encibar, Inc., a Utah corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as an officer to the Company:

          Reviewed all Annual and Quarterly SEC filings, to include: 03/31/00 KSB, 9/30/99 QSB, 12/31/99 QSB, 6/30/00 QSB, 9/30/00 QSB and the
          12/31/00 QSB.

          Reviewed business plans.

          Maintained communication with the Board of Directors.

     I further acknowledge that I have received your letter dated March 7, 2001, and the Memorandum accompanying it, and that none of the services described above was rendered in connection with any "capital raising" transaction or the direct or indirect promotion or maintenance of a market for the Company's securities.

     Please let me know if I can be of further assistance.

     Respectfully,

/S/SARAH JENSON
Sarah Jenson

"EXHIBIT D"

                     CONSULTANT COMPENSATION AGREEMENT NO. 1

                           COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Encibar, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                      Executive Officer:

                      Lisa Howells
                      8495 South Terrace Drive
                      Sandy, UT 84093



Date:   3/7/01                  /S/LISA HOWELLS
        ------                  ---------------------

                                                   Number of Shares
                                                   Maximum Value
                                                   of Services
General Description of Services                    to be Performed


See Exhibit D-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            25,000
to Formula as payment of the option price                       $250

"EXHIBIT D-1"
March 7, 2001

Leonard W. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Encibar, Inc., a Utah corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as an officer to the Company:

        Services, to include:

        Reviewing business plans.
        Attending Board Meetings.
        Communicating with the other officers between Board Meetings

     I further acknowledge that I have received your letter dated March 7, 2001, and the Memorandum accompanying it, and that none of the services described above was rendered in connection with any "capital raising" transaction or the direct or indirect promotion or maintenance of a market for the Company's securities.


     Please let me know if I can be of further assistance.

     Respectfully,

   /S/LISA HOWELLS
   Lisa Howells

"EXHIBIT E"
                     CONSULTANT COMPENSATION AGREEMENT NO. 1

                           COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Encibar, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Executive Officer:

                         Victoria Jenson
                         8850 North Redden Road
                         Park City, Utah 84098


Date:   3/7/2001            /S/VICTORIA JENSON
         ------             ---------------------

                                                   Number of Shares and
                                                   Maximum Value
                                                   of Services
General Description of Services                     to be Performed

See Exhibit E-1 attached hereto and incorporated
herein by reference as will be set forth in invoices           25,000
to Formula as payment of the option price                       $250

"EXHIBIT E-1"
March 7, 2001

Leonard W. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Encibar, Inc., a Utah corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as an officer to the Company:

         Attended Board of Directors meetings.

         Reviewed business plans.

         Maintained communication with the other officers.

     I further acknowledge that I have received your letter dated March 7, 2001, and the Memorandum accompanying it, and that none of the services described above was rendered in connection with any "capital raising" transaction or the direct or indirect promotion or maintenance of a market for the Company's securities.

     Please let me know if I can be of further assistance.

     Respectfully,

/S/VICTORIA JENSON
Victoria Jenson

"EXHIBIT F"
                    CONSULTANT COMPENSATION AGREEMENT NO. 1

                           COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Encibar, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                      Consultant:

                      Duane Jenson
                      8842 Highfield Road
                      Park City, UT 84098



Date:   3/7/2001                /S/DUANE JENSON
        ------                  ---------------------

                                                   Number of Shares
                                                   Maximum Value
                                                   of Services
General Description of Services                    to be Performed


See Exhibit F-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            25,000
to Formula as payment of the option price                       $250

"EXHIBIT F-1"
March 7, 2001

Leonard W. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Encibar, Inc., a Utah corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as a consultant to the Company:

        Services, to include:

        Preparation of Business Plan.

     I further acknowledge that I have received your letter dated March 7, 2001, and the Memorandum accompanying it, and that none of the services described above was rendered in connection with any "capital raising" transaction or the direct or indirect promotion or maintenance of a market for the Company's securities.


     Please let me know if I can be of further assistance.

     Respectfully,

   /S/DUANE JENSON
   Duane Jenson